PURCHASE OPTION AGREEMENT


  THIS PURCHASE OPTION AGREEMENT (this "Agreement") is made and entered into this 3rd day of February, 1997, by and between NATIONAL LIFE INSURANCE COMPANY, a Vermont corporation ("Seller") and RADIO ONE, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

  WHEREAS, on this date, Purchaser, as Tenant, and Seller, as Landlord, have entered into that certain Standard Office Lease dated of even date herewith (the "Lease") for certain premises located in the building known by street address as 5900 Princess Avenue, Lanham, Maryland;

  WHEREAS, as a condition of entering into the Lease, Purchaser has requested that Landlord grant to Purchaser an option to purchase the improved real property described on Exhibit A attached hereto (the "Property");

  NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 1

  1. GRANT OF PURCHASE OPTION. Seller hereby grants to Purchaser the exclusive right and option (the "Purchase Option") to purchase the Property, which Property includes the interest of Seller (presently or to be acquired) in and to
(i) any easements, covenants, licenses and other rights appurtenant to said Property, (ii) any land lying in the bed of any street or alley (opened or closed) in front of or adjoining said Property, (iii) any and all feasibility, engineering, architectural or other studies, reports or drawings, including soil borings and test drillings, which Seller has in its possession with respect to said Property, and (iv) any improvements located on said Property. Purchaser's right to exercise the Purchase Option and Seller's obligation to sell the Property are subject to the terms and conditions as set forth in this Agreement.

  2. TERM OF PURCHASE OPTION. The term of the Purchase Option granted herein during which Purchaser shall have the right to exercise said right to purchase the Property shall begin on the date hereof and shall expire at 5:00 p.m. on June 30, 1997, unless sooner terminated in accordance with the terms of this Agreement ("Option Expiration Date").

  3. EXERCISE OF PURCHASE OPTION. Provided Tenant is not in default under the terms of the Lease (beyond any applicable notice and cure period), Purchaser may exercise its right to purchase the Property at any time prior to the Option Expiration Date, by delivering to Seller an unconditional written notice of its exercise of the

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 2

Purchase Option. Upon delivery of such notice (the "Option Exercise Date"), Purchaser shall be deemed to have exercised the Purchase Option and Purchaser shall be unconditionally and irrevocably obligated to purchase, and Seller shall be unconditionally and irrevocably obligated to sell, the Property, subject to and in accordance with the terms and conditions set forth herein.

  4. TERMS OF SALE. The terms of the sale and purchase of the Property shall be as follows:

  (a) PURCHASE PRICE. The aggregate consideration to be paid by Purchaser to Seller for the Property shall be Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), subject to the adjustments set forth in subsections (i), (ii) and (iii) below and the adjustments required by Section 13, and said sum (as so adjusted) shall be defined for all purposes hereof as the "Purchase Price". The Purchase Price shall be payable to Seller on the date of Closing (as hereafter defined) by wire transfer of immediately available funds.

  (i) The Purchase Price shall be reduced by an amount equal to the documented expenditures of Tenant for Tenant's Improvements to the Premises (as such term is defined in the Lease) in accordance with Section 7.3 of the Lease, up to $15 per square foot of rentable area in the Premises (computed in accordance with the Lease), but in no event shall said adjustment exceed the sum of Two Hundred Forty Thousand and no/100 Dollars ($240,000.00).

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 3

  (ii) The Purchase Price shall be reduced further by an amount equal to the actual amount of rents collected by Seller from Tenant prior to the date of Closing after subtracting therefrom Tenant's pro rata share (as calculated on a square foot basis) of all of the operating expenses of the Property allocable to the period after the date hereof and prior to Closing (the "Option Period"), provided that in no event shall said reduction exceed the sum of Forty-Eight Thousand and no/100 Dollars ($48,000.00). For all purposes hereof, the "operating expenses of the Property" shall be equal to all of the costs and expenses of any kind or nature relating to the Property, and allocable to the Option Period, in managing, operating, equipping, policing, protecting, lighting, repairing, replacing and maintaining the Property, and any personal property therein or thereon, including, but not limited to, any and all real estate taxes, insurance premiums (whether elective or required), maintenance and repairs to the common area utilities, water and sewer, management fees, landscaping, irrigations systems, cleaning, snow removal, lighting, pest control, security costs, supplies, trash removal, parking lot sweeping, personal property taxes, maintenance of and replacement of equipment, exterior painting, roof repairs, parking lot repairs, seal coating, striping, plumbing repairs, and compensation and benefits of employees of Seller or its agents involved in such work. Excluded from such operating expenses are net income or franchise taxes, financing costs (including interest, principal, late payment or other fees), ground rent, if any, capital expenditures (including rentals in lieu of capital expenditures), leasing commissions and other costs of leasing space, depreciation, advertising expenses,

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 4
compensation of officers and directors of Seller not directly relating to the operation, management or repair of the Property, renovation of space for new tenants (including painting and decorating), payments to affiliates of Seller in excess of arms-length fees, base management fees in excess of three percent (3%) of the gross rents, and renovation costs as a result of casualty from causes against which Seller carries insurance.

  (iii) The Purchase Price shall be increased by an amount which is determined by computing Purchaser's pro rata share of all costs paid by Seller subsequent to the date hereof, in connection with the entering into of each lease for a portion of the Property (or the renewal or extension of any existing lease for a portion of the Property), as approved by Purchaser, which approval shall not be unreasonably withheld or delayed. The allowable "costs for each lease" shall include but not be limited to broker commissions and any tenant improvement or procurement costs incurred in renovating or improving leasehold space for a tenant, and in the case of the new lease for TenSalon, a two percent (2%) construction management fee. Purchaser's pro rata share of such costs for each lease, or the renewal or extension of any existing lease, for a portion of the Property shall be computed by multiplying said costs of a lease by a fraction, the numerator of which is the aggregate Base Rent due under the Leases to Purchaser (as the new owner of the Property) after the date of Closing, and the denominator of which is the aggregate Base Rent due during the entire initial term of

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
said tenant's lease. FOR EXAMPLE ONLY: If (i) a new tenant's lease provides for $1,000,000.00 of Base Rent in the aggregate, during the initial term, (ii) $800,000.00 of such Base Rent is due after the date of Closing, and (iii) the total costs incurred by Seller in connection with said lease is $50,000.00, then the Purchase Price shall be increased by $40,000.00 [$50,000.00 x ($800,000.00/$1,000,000.00)].

  (b) CLOSING. The date upon which the closing of the transaction contemplated by this Agreement shall be referred to herein as the "Closing". For all purposes of this Agreement, the "date of Closing" shall mean the date and time for Closing selected by Purchaser, but not later than 5:00 pm on September 30, 1997, unless extended pursuant to Section 5 below; provided that Purchaser shall give Seller not less than five (5) business days prior written notice of the time and place of Closing. The Closing shall be held at the office of Purchaser's attorneys or, at Purchaser's option, at the offices of Purchaser's lending institution. As of the date of Closing, Seller shall convey title to the Property to Purchaser or its designee by delivery of a special warranty deed (in proper statutory form for recording, duly executed and acknowledged), and Purchaser shall deliver the Purchase Price to Seller. Seller also shall assign to Purchaser its interest in all of the leases set forth on Exhibit B, and any amendments or new leases entered into by Seller pursuant to Section 6 (the "Leases"), and all security deposits relating thereto, and Purchaser shall assume the obligations of Seller thereunder, all as of the date of Closing. No later than thirty (30) days after the Option

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 6

Exercise Date, Purchaser may deliver written notice to Seller (the "Rejection Notice") identifying which of the contracts (other than Leases), set forth on Exhibit C, including any amendments or extensions to such contracts, and any new contracts entered into by Seller after the date hereof (the "Contracts"), Purchaser desires not to assume as of the Closing Date (the "Rejected Contracts"). Purchaser shall assume Seller's obligations accruing under all Contracts, other than the Rejected Contracts (the "Assumed Contracts"), from and after Closing (including obligations to be performed after Closing). Seller shall indemnify and hold Purchaser harmless for any liability or obligation under the Rejected Contracts. If Purchaser fails to timely deliver the Rejection Notice to Seller, all Contracts shall be deemed to be Rejected Contracts. The delivery to the Settlement Agent of the Purchase Price, the special warranty deed, assignments of Seller's interest in the Leases (and all security deposits) and Assumed Contracts, a bill of sale with respect to the personal property of Seller used in connection with the Property, the Seller's Certificate (as hereinafter defined), such documents and instruments as may be reasonably and customarily required by Purchaser's title company or Purchaser's lender to consummate the purchase of the Property and insure title to the Property in the condition required by the terms hereof, and all other documents and instruments required to be delivered by either party to the other by the terms hereof, shall be deemed to be a good and sufficient tender of performance of the terms hereof.

  5.     EXTENSION OF CLOSING.

Nationai Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 7

  (a) Not later than the tenth (10th) business day of each full calendar month following the date hereof, Seller shall provide Purchaser with a rent roll of the Property showing the "Building Rents" (as defined below) collected by Seller for the preceding month. Not later than September 8, 1997, Seller shall deliver written notice to Purchaser (the "Notice of Rent Sufficiency"), which notice shall certify whether or not the average monthly "Building Rents" collected by Seller for the prior two (2) month period (i.e., July and August, 1997) is equal to or exceeds the sum of $47,500 [subject to adjustment pursuant to subsection
(c) below] (the "Minimum Gross Rent Amount"). If the Notice of Rent Sufficiency certifies (a) that the Minimum Gross Rent Amount has been achieved, then the Closing shall not be extended and the parties shall consummate Closing on September 30, 1997, or (b) that the Minimum Gross Rent Amount has not been achieved, then the Closing shall be postponed as provided in this Section 5. For all purposes hereof, the term "Building Rents" shall mean the total rents collected (but not interest, penalties or late fees) from all tenants of the Building (other than Tenant, except as hereafter provided) with respect to a particular calendar month; provided, however, if Tenant leases more than 16,000 square feet of space in the Building during any calendar month of the term, then the Building Rents shall be increased for said month by an amount which is calculated by taking (a) the total rents payable by Tenant during said month, and (b) deducting therefrom the amount calculated by taking the total rents payable by Tenant during said month and multiplying such amount by a fraction, the numerator of which is 16,000 and the denominator of which is the number of square

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 8
feet leased to Tenant. For example, if Tenant leases 18,000 square feet and the total rents payable by Tenant during said month are $16,500.00, then the Building Rents shall be increased by $1,833.33 [$16,500 - $16,500 x (16,000 -
18,000)].

  (b) If the Notice of Rent Sufficiency issued by Seller (the "Pre-Closing Notice") does not show that the average Building Rents collected during the applicable months are equal to or greater than the Minimum Gross Rent Amount, then Purchaser shall have the right to postpone Closing, on a month-by-month basis, by sending written notice to Seller, until Purchaser has received from Seller a Notice of Rent Sufficiency showing that Building Rents collected during a two (2) month period subsequent to the Pre-Closing Notice equals or exceeds the Minimum Gross Rent Amount (a "Favorable Notice"), in which case Closing shall be rescheduled by Seller for any date that is at least three (3) business days after the Favorable Notice is delivered to Purchaser, but before the end of the month that the Favorable Notice is delivered to Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser shall have the right, but not the obligation, to irrevocably waive the receipt of a Favorable Notice as a condition precedent to Closing and to proceed to Closing in the manner set forth in this Agreement on or before thirty (30) days from the date of such waiver, but in no case shall Closing occur after July 31, 1998. If Closing has not occurred by July 31, 1998, or if Purchaser affirmatively gives written notice to Seller that it shall not proceed to Closing on or before said date, then (i) the Purchase Option shall expire and terminate

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 9
on said date, without further act being required of either party, in the same manner as if Purchaser had not exercised its Purchase Option prior to the Option Expiration Date, and (ii) Seller shall promptly pay Purchaser an amount equal to Tenant's actual, documented expenditures for Tenant Improvements, up to $15 per square foot of rentable area in the Premises, but in no event shall said payment from Seller to Purchaser exceed the sum of Two Hundred and Forty Thousand and No/100 Dollars ($240,000.00), which amount may be reduced by Landlord by any damages of Landlord resulting from the default by Tenant under the Lease.

  (c) If, at any time prior to the date on which Seller delivers to Purchaser a Notice of Rent Sufficiency stating that the average Building Rents collected during the applicable two (2) month period are equal to or exceed the Minimum Gross Rent Amount, Tenant or any other affiliate of Tenant shall execute a lease for space in the Building, or renew an existing lease for space in the Building (other than Tenant's entering into a new lease for space, which space has come available only as a result of the expiration of the term of an existing lease to the Building) which reduces the Building Rents collected by Seller for said office space to an amount which is less than the Building Rents collected for said office space on the date of execution of this Lease (calculated on an accrual basis), then there shall be a dollar for dollar reduction (but never an increase) in the Minimum Gross Rent Amount based upon the amount of reduction in Seller's collection of Building Rents resulting from Tenant's affiliate's execution of a lease for said space.

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 10

  6. Seller's Leasing of Property. From the date hereof until the Closing Date, Seller shall control the marketing and leasing of space in the Building, provided, however, that Seller shall not enter into or terminate any Leases, without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller shall pay all costs associated with the leasing of the Property [subject to reimbursement if a Closing occurs as more fully described in subsection 4(a)(iii) above]. Upon receipt from Seller of a bona fide proposal to lease space in the Property to a prospect (a "Prospect"), which proposal shall set forth a description of said Prospect's intended use of the premises, Purchaser will have a period of five
(5) business days from receipt of said proposal in which to deliver written notice to Seller stating either its acceptance or rejection of the Prospect. If Purchaser's written notice to accept/reject the Prospect is not received by Seller within said five (5) business day period, or Purchaser fails to elect either option (i) or (ii) below in said notice, then Purchaser shall be deemed to have accepted the lease of space on the Property to the Prospect in the same manner as if Purchaser had delivered a written notice of acceptance to Seller within the aforesaid five (5) business day period. If Purchaser rejects the Prospect, then concurrently with said rejection, Purchaser shall either (i) effectively exercise the Purchase Option to purchase the Property, and the Purchaser's receipt of the Notice of Rent Sufficiency shall be deemed waived by Purchaser, and the Closing shall occur within sixty (60) days after Purchaser's exercise of the Purchase Option (but in no event sooner than fifteen (15) business days from said date); or (ii)

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 11
lease the space in the Property which Seller proposed to lease to the Prospect, under the same terms and conditions as Seller was offering to the Prospect, or
(iii) elect neither (i) nor (ii), in which event Seller shall have the right to enter into such lease with such Prospect, and Purchaser shall be deemed to have accepted to such lease.

  7. TITLE. Attached hereto as Exhibit D is a copy of Seller's existing owner's title insurance policy. At Closing, title to the Property shall be good of record and in fact, marketable, insurable at regular rates by a reputable title insurance company of Purchaser's choice, subject to restrictions of record on the date of execution of this Agreement, as shown on Exhibit D, except that title to the Property shall be (i) free and clear of the lien of any deed of trust, mortgage or other lien or instrument securing the repayment of money, and
(ii)  subject  to any new leases  executed  by Seller in the manner set forth in
Section 6 above. The status of title at the time of Closing shall be the same as that shown in Seller's title, except as provided below. In the event any new title matters arise prior to Closing, Purchaser shall notify Seller of such new title defect within five (5) days of Purchaser becoming aware of such new title defect. For purposes of this Section, if any title defect directly results from Purchaser's action, such as the placing of a mechanic's lien, then such title defect shall not be deemed to be a new title defect. Within ten (10) days after receipt of the Purchaser's letter of new title defects (and supporting documentation), Seller shall notify Purchaser in writing as to which, if any, of the new title matters objected to by Purchaser Seller is willing to correct, with the

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 12
correcting of all such matters which Seller agrees to correct being a covenant of Seller and a condition to Purchaser's obligation to settle hereunder. If Seller does not notify Purchaser as above, it shall be deemed that Seller has elected not to correct all such new title matters to which Purchaser has objected. Seller agrees that to the extent the new title matters objected to by Purchaser are of a character that they may be remedied by the payment of sums of money or by legal action, both of which shall not exceed $25,000 (in the aggregate), Seller shall be obligated to pay such sums of money or undertake in good faith and diligently prosecute such legal action, at Seller's sole expense, subject to the $25,000 cap. Purchaser shall have until ten (10) days after receipt of Seller's response as to which, if any, new title matters Seller is willing to correct, to terminate this Purchase Option if Purchaser remains unsatisfied with the new title defects and in such event neither party shall have any further rights or obligations under this Purchase Option, except for those obligations which survive termination hereunder. If any new title defects to be cured by Seller by Closing have not been cured as of Closing, Purchaser shall have the right upon written notice to Seller to elect either (i) to proceed to Closing and waive such new title defect, without abatement of the Purchase Price, (ii) to terminate this Purchase Option, in which event neither party shall have any further rights of obligations under the Purchase Option with respect to the Property, except for those obligations which survive termination hereunder, or (iii) to postpone Closing to the extent necessary to enable the new title matters to be remedied, but in no event shall Closing be extended for such cure for more than two (2) months;

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 13
provided, however, that if the time needed to correct the new title matter is more than two (2) months, Purchaser shall have the right, at its option, to elect by written notice to Seller prior to the date of Closing, either (a) proceed to Closing and waive such new title defect, without abatement of the Purchase Price or (b) terminate this Purchase Option, whereupon Purchaser and Seller shall be relieved of all further liability or obligation under the Purchase Option, except as otherwise provided herein. Notwithstanding the foregoing, between the date hereof and the date of Closing, Seller shall have the right to execute and deliver such easements and rights of way which are required of it by local governmental entities or public utilities (provided Seller does not seek rezoning or subdivision of the Property). Seller shall notify Purchaser promptly upon the demand of any such governmental entity or public utility for such rights in and to the Property, and Purchaser shall have the right to participate in the negotiation of the form of rights given to any such third party in the Property. In the event that such rights given to a third party in the Property shall be reasonably determined to cause a material adverse effect on Purchaser's ability to use the Property after the date of Closing, then Purchaser's sole remedy shall be to deliver written notice to Seller stating that it is unilaterally terminating this Purchase Option, in which event the Purchase Option shall be deemed terminated, except for those obligations which survive termination.

  8. STUDY PERIOD/DISCLAIMERS. Purchaser may perform (subject to the rights of other tenants of the Property) reasonable studies and tests of the Property and review

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 14
materials to determine the condition thereof. By its exercise of the Purchase Option, Purchaser shall be deemed to have certified to Seller that it has familiarized itself fully with the Property, and that it has had the opportunity to perform, and has performed, such inspections, examinations, investigations and studies thereof as it deemed appropriate in order to determine whether to purchase the Property in its then current condition. Purchaser agrees that it is relying solely upon its inspections, examinations, investigations and studies in electing whether or not to purchase the Property. Notwithstanding anything herein to the contrary, it is expressly understood and agreed that Purchaser, by exercising its option, is purchasing the Property "as is" and "where is", and with all faults and defects, latent or otherwise, and that, except as expressly provided herein, Seller is making no representations or warranties, either express or implied, by operation of law or otherwise, with respect to the quality, physical condition or value of the property, the presence or absence of hazardous substances in, on, under or about the Property, the zoning classification of the Property, the compliance of the Property with applicable law, or the income or expenses from or of the Property. Without limiting the foregoing, it is understood and agreed that Seller makes no warranty to
Purchaser regarding the Property or its habitability, suitability, merchantability, fitness for a particular purpose or fitness for any purpose. With regard to the studies to be performed by Purchaser as set forth in the first sentence of this subsection, (i) Purchaser shall conduct its studies in a manner so as not to unreasonably interfere with the business operations of any of the other tenants of the Property, (ii) Purchaser shall repair

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 15
all damage to the Property caused by the studies and related activities of Purchaser, its agents or employees associated with such studies, promptly after the occurrence of such damage, and (iii) Purchaser shall indemnify and hold harmless Seller from and against any claims, liabilities, reasonable costs (including, without 1imitation, reasonable attorneys fees) resulting from physical damage to the Property, or from injury to persons or property caused by the activities of Purchaser, its agents or employees as described above.

  9. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants the following, each of which shall be true on the date hereof.

  (a) Due Authorization. This Purchase Option is duly authorized, executed and delivered by, and upon delivery hereof shall be binding upon and enforceable against Seller in accordance with its respective terms. Seller has the legal right, power and authority to enter into this Purchase Option and to perform all of its obligations hereunder, and the execution and delivery of this Purchase Option and performance by Seller of its obligations hereunder shall not conflict with or result in a breach of any law or regulation, order, judgment, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which Seller is a part or by which Seller is bound or to which Seller or any portion of the Property is subject.

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 16

  (b) Moratoria; Litigation. To Seller's actual knowledge, without any duty to investigate, the Property and the use thereof are free of (i) any sewer, water, building or other moratoria, municipal violations, and (ii) existing, or to the Seller's actual knowledge, threatened, litigation or condemnation proceedings applicable to the Property. Seller has received no written notice of any liens or special assessments to be made against the Property by any governmental authority.

  (c) Parties in Possession. The Schedule of Leases is set forth as Exhibit B hereto. Except as set forth on the Schedule of Leases, there are no parties in possession of the Property or any portion thereof, whether as tenants under leases or licensees under license agreements or under any other agreement or arrangement.

  (d) Hazardous Waste. To Seller's actual knowledge, except as disclosed in any environmental reports provided to Purchaser, during Seller's ownership of the Property, none of the Property has been excavated, no landfill was deposited on or taken from the Property, no construction debris or other debris (including without limitation rocks, stumps or concrete) was buried upon any of the Property, and no hazardous materials, toxic chemicals or similar substances, as defined in 42 U.S.C. Section 9601(14) or 33 U.S.C. Section 1317(1) or 15 U.S.C.
Section 2606(f), or any similar provision of applicable state or federal law, or otherwise, or gasoline or oil storage tanks, were stored on or under or otherwise were in existence on or under the Property.

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 17

10. SELLERS COVENANTS.

  (a) Seller's Documents. Within five (5) business days after the date hereof, Seller shall provide (or already has provided) Purchaser, at no cost to Purchaser, copies of all plans and specifications, engineering reports, soil tests, wetlands studies, market studies, surveys, title reports and other tests and studies pertaining to the Property which are in Seller's possession or control.

  (b) Seller's Actions. From and after the date hereof until Closing or the termination of this Purchase Option, Seller shall not take any action to rezone or resubdivide the Property, other than with Purchaser's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

  (c) Landlord's Actions. From and after the Effective Date, Landlord shall (i) refrain from performing any material grading or excavation, construction or removal of any improvement, or making any other structural or capital improvement upon the Property, except as may be reasonably approved by Purchaser, (ii) refrain from committing any material waste upon the Property,
(iii) not take any action to Rezone or resubdivide the Property, except as approved by Tenant in its sole discretion, and (iv) maintain appropriate comprehensive hazard and liability insurance.

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 18

  (d) Payment of Charges. Landlord shall, prior to Closing, (i) pay all taxes and other public charges which are properly due and payable against the Property, (ii) pay all bills for labor or services for work performed on or with respect to the Property which are properly due and payable, except those requested by or on behalf of Tenant, (iii) not breach or violate in any material respect the terms of any covenants, restrictions, easements or agreements affecting the Property, or (iv) in any way change the state or condition of title to the Property, except as otherwise provided herein.

  11. CONDITIONS TO SETTLEMENT. It is an express condition to Purchaser's obligation to proceed to settlement hereunder that all of the following are true and correct (or waived in writing by Purchaser) on and as of the date of Closing.

  (a) All of the representations and warranties set forth in Section 9 are true and correct in all material respects, or as to any or all, waived by Purchaser in its sole discretion, and Seller has performed in all material respects all of Seller's covenants and obligations hereunder.

  (b) There exists with respect to the Property no pending, existing or threatened (i) condemnation, or (ii) sewer and water or other moratoria which affects the ability to develop the Property, or (iii) change in the zoning classification of the Property, other than as applied for in accordance with the provisions of this Purchase Option.

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 19

  (c) Title to the Property shall be in the condition required by Section 7. From and after the date hereof, Seller shall not, without in each instance obtaining the prior written consent of Purchaser, which may be given or withheld in Purchaser's reasonable discretion, (i) sell or transfer the Property, unless such sale is expressly made subject to this Agreement, (ii) encumber or pledge the Property or any portion thereof, or (iii) grant a lien or security interest in the Property or any portion thereof.

  (d) Seller will provide reasonable assurances to Purchaser that Seller is not a "foreign person" as defined by Section 1445 of the Internal Revenue Code and sign such affidavits to that effect as shall be reasonably required by Purchaser and the title company insuring title for Purchaser.

  (e) There will not be in existence on the Closing Date any contracts, agreements, or understandings binding on Purchaser with respect to the Property or the ownership, development or operation thereof which shall survive settlement thereon, other than the Leases, the Assumed Contracts and such other matters of record which Purchaser has accepted pursuant to this Agreement.

  In the event of a failure of any of the above conditions to settlement which Purchaser declines to waive, Purchaser may at Purchaser's sole discretion, terminate this Purchase Option, and this Agreement shall thereby terminate, and the parties shall

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 20
thereafter not have any obligations hereunder, except for those obligations which by their terms survive termination.

  12. CLOSING COSTS. At Closing, Seller and Purchaser shall each pay one-half (1/2) of all state, county and local transfer and recordation taxes due in connection with the transfer of the Property from Seller to Purchaser (and Purchaser shall solely pay any transfer and recordation taxes due in excess thereof which are a result of any financing acquired by Purchaser in connection with its acquisition of the Property). Seller shall pay all costs pertaining to the payoff and release of existing liens, and the cost of preparation of the Deed. All other costs and expenses attendant to Closing (including, without limitation, title company charges, title insurance premiums, survey costs, and notary fees) shall be at the cost of Purchaser, except that Seller shall pay the fees and expenses of its own counsel which are incurred in connection with said transaction.

13. CLOSING ADJUSTMENTS.

  (a) The following items of income and expense shall be adjusted as of midnight of the day immediately preceding the date of Closing:

  (i) Real estate taxes with respect to the Property. Assessments, if any, for improvements to the Property completed prior to the date of Closing, whether

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 21
assessment therefor has been levied or not, shall be adjusted as of the date of Closing and thereafter assumed by Purchaser.

  (ii) Fuel, water and sewer service charges and charges for oil, electricity, telephone and all other public utilities.

  (iii) Rental and all other income (including common area charges and other "pass-throughs") received from tenants.

  (vi) All charges payable pursuant to Assumed Contracts for the provision of services to the Property.

  (b) If meters measure the consumption of water, gas and/or electric current at the Property by Seller (as opposed to by tenants thereof), Seller shall use reasonable efforts to cause such meters to be read on the day immediately preceding the date of Closing and shall pay all utility bills resulting therefrom promptly upon receipt thereof. Purchaser shall have the right to escrow a reasonable sum to insure payment in full of Seller's obligation to pay the water bill described above. In making the adjustments required by this subsection, Seller shall receive credit for all prepaid expenses and similar items that are due on or after the date of Closing, and Seller shall be charged with any unpaid charges for the period prior to the date of Closing. No

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 22
adjustment shall be made for rents, including all items of additional rent such as common area maintenance charges, real estate taxes and other charges (collectively and individually, the "Charges"), that are past due as of the date of Closing, but Purchaser shall exercise reasonable efforts following the date of Closing to collect any such unpaid rents and charges. In the event that amounts are collected by Purchaser (after the date of Closing) from any tenant of the Property whose lease obligations are past due as of the date of Closing, Purchaser shall first apply such sum(s) against the amount then currently due Purchaser, and then pay to Seller, from such collected funds, the balance owed Seller for the period prior to the date of Closing, if any. The obligation of the Purchaser set forth above to pay any balance of collected funds to Seller for the period prior to the date of Closing shall survive Closing. Seller shall have the right after the date of Closing to commence an action against any tenant of the Property to collect amounts due Seller from any such tenant with respect to periods prior to Closing, provided that Seller shall not be entitled to dispossess any such tenant as a result of such action.

  (c) Seller shall use all reasonable efforts to deliver to Purchaser, at least five (5) business days prior to the date of Closing, a schedule depicting the adjustments required by this subsection (including a draft settlement statement to be executed by the parties at Closing), and Purchaser and Seller shall attempt to confirm to their mutual

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 23
satisfaction all such amounts no later than two (2) business days prior to the date of Closing.

  (d) Within sixty (60) days following the Closing, the Seller and Purchaser will cooperate in preparing (including allowing Seller or its agent access to the Property and its records related thereto) a final report to Purchaser setting forth the final determination of all items included on the Settlement Statement. In the event that, at any time within said sixty (60) day period, either party discovers any items which should have been included in the Settlement Statement but were omitted therefrom, such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the Settlement Statement. The foregoing limitation shall not apply to any item which, by its nature, cannot be finally determined within the period specified. However, no further adjustments shall be made in any event beyond one (1) year after Closing.

  14. ADDITIONAL ESCROW INSTRUCTIONS. Purchaser and Seller shall each comply with all ordinary and customary requirements of the Settlement Agent in connection with the transaction contemplated hereby which are consistent with a transaction of this size and type in Prince George's County, Maryland; provided, however, that in the event that any portion of such additional requirements shall be inconsistent with the provisions of

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 24
this Agreement, the provisions of this Agreement shall prevail to the extent of any inconsistency.

15. DEFAULT; TERMINATION OF PURCHASE OPTION.

  (a) By Purchaser. If Purchaser shall fail to discharge any of its obligations hereunder and shall fail to cure the same within fifteen (15) days after written notice of default from Seller (but no notice and cure shall be given for Purchaser's obligation to consummate Closing on the scheduled Closing date), then, Seller shall have the right by written notice to Purchaser to terminate this Agreement. Thereafter neither Purchaser nor Seller shall have any liability under this Purchase Option, except for those provisions which by their terms survive termination.

  (b) By Seller. If Seller shall default in its obligations hereunder, or shall breach a warranty or representation made herein, or shall fail to perform any covenant provided herein, and such default, breach or failure is not cured within fifteen (15) days after written notice of the same from Purchaser (except that no notice shall be required in connection with a failure to timely close the transaction contemplated herein), then Purchaser shall, at Purchaser's option, as Purchaser's sole and exclusive remedy, (a) waive such default or breach and proceed to Closing, (b) pursue against Seller the right to specific performance of any and all of Seller's obligations hereunder (including

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 25
obtaining reimbursement of Purchaser's expenses and attorneys' fees in such action), or (c) terminate this Purchase Option, and the parties shall have no further liability under this Purchase Option, except those provisions which by their terms survive termination.

  (c) By Tenant. In the event that tenant is in default under the Lease, and as a result thereof Seller terminates the Lease, then at Seller's election in its sole discretion, Seller's obligation to sell the Property shall terminate and be of no further force and effect (whether or not Purchaser has exercised the Purchase Option).

  16. NON-ASSIGNABILITY. The Purchase Option is personal to Purchaser and shall not be assignable to any other party, provided, however, Purchaser shall have the right to assign this Purchase Option to any other entity provided, however, that (1) the assignee assumes in writing all of Tenant's obligations under this Purchase Option and (2) Tenant confirms in writing that it remains liable for all of its obligations under this Purchase Option notwithstanding such assignment and assumption.

  17. FURTHER ASSURANCES. Seller and Purchaser each agree that it will, at any time and from time-to-time after the date of Closing, upon request of the other party hereto, (i) do, execute, acknowledge or deliver, all such further acts, deeds, assignments, conveyances and assurances as may reasonably be required to consummate the transactions contemplated hereby, and (ii) adjust any mathematical or

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 26
monetary error in the settlement sheet(s) executed by the parties in connection with the Closing, and make any necessary payment resulting from such adjustment. This obligation shall survive Closing.

18. MUTUAL INDEMNIFICATION.

  (a) By Purchaser. Purchaser hereby agrees to indemnify and hold Seller harmless from and against (i) any and all debts, liabilities, obligations, claims and expenses arising from business done, transactions entered into, conditions existing after or events occurring after settlement with respect to the ownership, management or operation of the Property by Purchaser, and (ii) all reasonable costs and expenses (including court costs and reasonable attorneys' fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters for which Purchaser is indemnifying Seller pursuant to the terms of this paragraph
(a).

  (b) By Seller. Seller hereby agrees to indemnify and hold Purchaser harmless from and against (i) any and all debts, liabilities, obligations, claims and expenses arising from business done or transactions entered into prior to settlement with respect to the ownership, management or operation of the Property by Seller or arising from a breach of any representation, warranty or covenant of Seller contained in this Purchase Option, and (ii) all reasonable costs and expenses (including court costs and

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 27
reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgement incident to any of the matters for which Seller in indemnifying Purchaser pursuant to the terms of this paragraph (b).

19. RIGHT OF FIRST OFFER.

  (a) If Closing has not occurred by July 31, 1998, Purchaser hereby agrees that it shall, prior to making an offer to sell the Property, give written notice to Purchaser setting forth the minimum gross cash price that it will offer to sell the Property (the "Minimum Price"). The Seller shall have the option (the "First Offer Option") to purchase the Property at the Minimum Price, which First Offer Option may be exercised by delivering an irrevocable and unqualified written notice of acceptance to Seller within thirty (30) days of Purchaser's receipt of the First Offer Option (the "Acceptance Notice").

  (b) In the event that Purchaser timely exercises the First Offer Option, settlement on the Property shall be made in cash within sixty (60) days of the date that the Acceptance Notice is sent, with such closing to occur in a manner and subject to the conditions that is similar to the manner and conditions relating to a Closing under the Purchase Option.

  (c) in the event that Purchaser does not send a timely Acceptance Notice following receipt of a First Offer Option, Seller shall have the right (but not the obligation) to offer the Property for sale and to sell the Property, so long as the gross sale price is

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 28
greater than or equal to the Minimum Price. Upon such sale, this Agreement shall terminate without any further obligation of either party hereto. In the event that the Property is not sold during the one (1) year period following the last day that the Acceptance can be sent (i.e., thirty (30) days from the date of Purchaser's notice of the Minimum Price), the provisions of Section 19(a) shall apply to any offer to sell the Property made after the end of such one (1) year period.

  20. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail (provided that notice of exercise of any option must in all events be given by certified or registered mail) addressed to a party at the address herein or such other address for notice purposes as may be later specified by notice to the other party. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs unless otherwise specifically provided in this Lease. A copy of all notices required or permitted to be given to Seller hereunder shall be concurrently transmitted to such other party or parties at such addresses as Seller may from time to time hereafter designate by notice to Purchaser.

National Life Insurance Company
Radio One, Inc.
Purchase Option Agrcemcat
Execution Copy
Page 29

Notice addresses are as follows:

  Seller National Life Insurance Company, a Vermont corporation c/o Koll Investment Management
                       1101 17th Street, N.W., Suite 610
                       Washington, D.C. 20036
                       Attention: Barbara E. Gloeckner

  with a copy to:      Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                       11921 Rockville Pike, Third Floor
                       Rockville, Maryland 20852-2743
                       Attn: Richard J. Melnick, Esquire

  Purchaser:           Prior to April 1, 1997:

                       Radio One, Inc.
                       4001 Nebraska Avenue, N.W.
                       Washington, D.C. 20016
                       Attn: Alfred Liggins, President

                       After April 1, 1997:

                       Radio One, Inc.
                       5900 Princess Garden Parkway
                       Suite 800
                       Lanham, Maryland
                       Attn: Alfred Liggins, President

  with a copy to:      Jerry Moore, III, Esq.
                       Arter & Hadden
                       1801 K Street, N.W., Suite 400K
                       Washington, D.C. 20006-1301

  21. PERFORMANCE. Time is of the essence in the performance and satisfaction of each and every obligation and condition of this Agreement and the Purchase Option, including but not limited to, the date by which Purchaser is obligated to exercise the

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 30

Purchase Option, and the date by which the parties are to close the purchase and sale of the Property in accordance with the terms and conditions hereof.

  22. BINDING EFFECT This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, their respective successors, and permitted assigns.

  23. ENTIRE AGREEMENT. This Agreement and the Exhibits constitute the sole and entire agreement between Purchaser and Seller and no modification hereof shall be binding unless signed by both Purchaser and Seller.

  24. GOVERNING LAW. The validity, construction, interpretation and performance of this Agreement shall in all ways be governed and determined in accordance with the laws of the State of Maryland. The parties hereby consent to the non-exclusive jurisdiction of any state or federal court for the geographical area which includes Prince George's County, Maryland, in any proceedings hereunder and waive any objection to any such proceedings based on improper venue or forum non conveniens.

  25. CAPTIONS. The captions used in this Agreement have been inserted only for purposes of convenience and the same shall not be construed or interpreted so as to limit or define the intent or the scope of any part of this Agreement.

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy

  26. COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto and each shall be considered an original.

  27. INTERPRETATION. For purposes of construing the provisions of this Agreement, the singular shall be deemed to include the plural and vice versa and the use of any gender shall include the use of any other gender, as the context may require. Any reference to a number of "days" herein shall be a reference to "calendar days" unless an express reference in said provision is made to "business days". If the date on which either Seller or Purchaser is required to take action hereunder is not a business day (as defined below), the action shall be taken on the next succeeding business day. For purposes hereof, "business day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Maryland.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          SELLER:

                                          NATIONAL LIFE INSURANCE COMPANY

                                          By: /s/ Thomas E. Murphy
                                              ---------------------------------
                                          Name: Thomas E. Murphy
                                                -------------------------------
                                          Title: Director of Equity Real Estate
                                                 ------------------------------
                                          On:    February 10, 1997
                                                 ------------------------------

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 32

                                      PURCHASER:

                                      RADIO ONE, INC., a Delaware corporation

                                      By: /s/ Alfred Liggins
                                          -----------------------------------
                                           Alfred Liggins
                                      Its: President

                                      On:
                                           ----------------------------------





List of Exhibits

Exhibit A - Legal Description
Exhibit B - List of Leases
Exhibit C - List of Contracts
Exhibit D - Existing Title Policy

National Life Insurance Company
Radio One, Inc.
Purchase Option Agreement
Execution Copy
Page 33

                                   EXHIBIT A
                                   ---------

                                LEGAL DESCRIPTION

  ALL that parcel or parcels of real property located in Prince George's County, Maryland known as Parcels C & E in a subdivision known as Lanham Associates Property, as shown on a Plat recorded among the Plat Records of Prince George's County, Maryland in Plat Book NLP No. 99, plat 13, the land and improvements thereon being also known as the Lanham Office Building.

  TOGETHER WITH the rights described in a Declaration of Easement dated June 7, 1973 and recorded among the Land Records of Prince George's County in Liber 4366, folio 813 and the rights described in Declaration of Covenants dated November 8, 1977 and recorded among the aforesaid Land Records in Liber 4845, folio 792.